UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2024

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 20, 2024 (the “Effective Date”), Signet Jewelers Limited (the “Company”) entered into a Transition and Separation Agreement (the “Transition Agreement”) with Oded Edelman, the Company’s Chief Digital Innovation Officer and President, Digital Banners. Pursuant to the Transition Agreement, the Company and Mr. Edelman mutually agreed that Mr. Edelman’s employment will end effective as of February 1, 2025, or such earlier date on or after December 1, 2024, as may be determined by the Company in its discretion (the “Termination Date”). From the Effective Date through the Termination Date (the “Transition Period”), Mr. Edelman will provide certain transition related services, including to assist Corinne Bentzen, who will succeed Mr. Edelman as the new President, Digital Banners, effective November 4, 2024. Ms. Bentzen was most recently the Chief Executive Officer at The Company Store, a division of Home Depot. Prior to that, she held responsibilities at Tiffany & Co. related to marketing, brand management and bridal merchandising and spent more than 10 years with Procter & Gamble in brand management.

During the Transition Period, Mr. Edelman will be entitled to receive the same salary and benefits as in effect as of the Effective Date, except that Mr. Edelman will not be eligible to receive any new awards under the Company’s annual short-term incentive plan (“STIP”) or the Company’s Amended and Restated 2018 Omnibus Incentive Plan (“LTIP”). In addition, subject to Mr. Edelman’s continued employment in good standing through the Termination Date, Mr. Edelman will be entitled to: (i) the full portion of any STIP bonus that would have been earned for the current fiscal year, based on actual achievement; (ii) continued vesting of each outstanding LTIP award held by Mr. Edelman, subject to the achievement of any performance conditions other than continued employment (unless such awards otherwise vest upon death or disability under the applicable award agreement); and (iii) if the Termination Date is prior to February 1, 2025, an amount equal to the salary Mr. Edelman would have earned from the Termination Date through February 1, 2025.

The Transition Agreement also: (i) amends and restates certain restrictive covenants set forth in the Confidentiality, Non-Interference, And Invention Assignment Agreement between the parties; and (ii) provides for a general waiver and release of any claims Mr. Edelman may have against the Company or its affiliates.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Q3 Fiscal 2025 Form 10-Q and is incorporated by reference into this Item 5.02.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	October 21, 2024	By:	/s/ Joan M. Hilson
		Name:	Joan M. Hilson
		Title:	Chief Financial and Operating Officer